EXHIBIT 10.40

                         AMENDMENT AND WAIVER AGREEMENT
                         ------------------------------

         This Amendment and Waiver Agreement (the "Agreement") is dated as of August 17, 2007 and is executed by and among Intraop Medical Corporation, a Nevada corporation (the "Company") and the Purchasers named on the signature pages hereto (each, a "Purchaser" and together, the "Purchasers").

         WHEREAS,  reference  is made to (i) that  certain  Securities  Purchase
Agreement dated as of August 31, 2005 by and among the Company and each Purchaser signatory thereto (the "Purchase Agreement"), pursuant to which 10% senior secured debentures (the "Debentures") and warrants to purchase Common Stock (the "Warrants") were issued to the Purchasers and (ii) that certain Registration Rights Agreement dated as of August 31, 2005 by and among the Company and the Purchasers named therein (the "Rights Agreement").

         WHEREAS, the Company is entering into a transaction (the "Lacuna Transaction") with Lacuna Hedge Fund, LLLP and certain other investors (collectively, "Lacuna") pursuant to which (i) Lacuna will invest approximately $6.68 million in the Company, including the purchase of outstanding indebtedness from existing debtholders, in exchange for approximately 238,268,307 shares or warrants for shares of the Company's Common Stock, representing a 65% ownership interest in the Company, (ii) holders of certain indebtedness, including Company insiders, will exchange such indebtedness for approximately 47,715,050 shares or warrants for shares of Company Common Stock, (iii) certain advisors to the Company and Lacuna will receive warrants for approximately 10,780,732 shares of Company Common Stock, (iv) 709,180 existing warrants for Company Common Stock will be re-priced at $0.08 per share, (v) the pool of options available under the Company's 2005 Equity Incentive Plan will be increased by approximately 22,062,664 shares, and (vi) the number of authorized shares of Company Common Stock will be increased to 500,000,000.

         WHEREAS, the Company desires to amend or waive certain provisions of the Purchase Agreement, the Debentures and the Warrants in connection with the Lacuna Transaction.

         WHEREAS, the Company has agreed to pay to the Purchasers or their designees a restructuring fee in the aggregate amount of $85,000 upon the first closing of the Lacuna transactions in consideration for the amendments and waivers set forth herein.

         NOW, THEREFORE, BE IT RESOLVED, for good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

         1.  Purchase Agreement

                  1.1       Section 1.1 (Definitions).

            (a) A new definition is hereby added to Section 1.1 of the Purchase Agreement as follows:


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                           "Lacuna  Transaction" means a transaction with Lacuna
                  Hedge Fund,  LLLP and certain other  investors  (collectively,
                  "Lacuna")   pursuant   to  which  (i)   Lacuna   will   invest
                  approximately  $6.68  million in the  Company,  including  the
                  purchase   of   outstanding    indebtedness    from   existing
                  debtholders,  in exchange for approximately 238,268,307 shares
                  or  warrants  for  shares  of  the  Company's   Common  Stock,
                  representing a 65% ownership interest in the Company, (ii) holders of certain indebtedness, including Company insiders, will exchange such indebtedness for approximately 47,715,050 shares or warrants for shares of Company Common Stock, (iii) certain advisors to the Company and Lacuna will receive warrants for approximately 10,780,732 shares of Company Common Stock, (iv) 709,180 existing warrants for Company Common Stock will be re-priced at $0.08 per share, (v) the pool of options available under the Company's 2005 Equity Incentive Plan will be increased by approximately 22,062,664 shares, and (vi) the number of authorized shares of Company Common Stock will be increased to 500,000,000.

                  (b) The  definition of "Exempt  Issuance" set forth in Section
1.1 of the Purchase Agreement is hereby amended by adding the following subsection (h) and re-lettering subsection (h) as subsection (i):

                  "(h) shares or warrants for shares issued in connection with the Lacuna Transaction."

                  1.2 Section 4.13 (Participation in Future Financing). The Purchasers acknowledge that they have received notice with respect to the Lacuna Transaction and hereby waive all rights to participate in the Lacuna Transaction pursuant to Section 4.13.

                  1.3 Section 4.14 (Subsequent Equity Sales). The Purchasers hereby waive the provisions of Section 4.14 with respect to the Lacuna Transaction.

         2.  Debentures

                  2.1 Section 1 (Definitions). The definition of "Change of Control Transaction" set forth in Section 1 of the Debentures is hereby amended by adding the following sentence as the last sentence of such definition:

                  "Notwithstanding   the   foregoing,   a  "Change   of  Control
                  Transaction" shall not include the Lacuna Transaction."

                  2.2 Section 1 (Definitions). The definition of "Permitted Indebtedness" set forth in Section 1 of the Debentures is hereby amended in its entirety to read as follows:

                  "Permitted Indebtedness" shall mean the individual and collective reference to the following: (a) Indebtedness incurred in connection with the Purchase Agreement and the Convertible Debenture Financing, (b) during the term of this Debenture and after August __, 2007, up to an aggregate of $6,000,000 in connection with the Company's revolving inventory and receivables financing agreement with E.U. Capital Venture, Inc. and EC Bonding & Escrow Corp. and (c) during the term of this Debenture and after August __, 2007, up to $2,000,000 of New Indebtedness."

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

                  2.3 Section 5(c) (Negative Covenants). The Purchasers hereby waive the provisions of Section 5(c) of the Debentures with respect to the Lacuna Transaction.

                  2.4 Section 5(d) (Negative Covenants). Section 5(d) of the Debentures is hereby amended by deleting "$130,000" in the third line and replacing it with "$200,000."

                  2.5 Section 6(a)(vi) (Events of Default). Section 6(a)(vi) of the Debenture is hereby amended by deleting "$150,000" in the sixth line and replacing it with "$200,000."

                  2.6 Section 6(a)(viii) (Events of Default). The Purchasers hereby waive the provisions of Section 6(a)(viii) of the Debentures with respect to the Lacuna Transaction.

                  2.7 Section 6(b) (Remedies Upon Default). Section 6(b) of the Debentures is hereby amended by deleting "(i)" in the first line and deleting the words "and (ii) the Exercise Price of the Warrant shall be adjusted to equal $0.01, subject to further adjustment therein." in the 4th and 5th lines.

         3.  Warrants.

                  3.1 Section 2(b) (Exercise). Section 2(b) of each Warrant is hereby amended by deleting "$0.40" in the second line and replacing it with $0.05."

                  3.2 Section 2(c) (Cashless Exercise). Notwithstanding that there is an effective Registration Statement registering the resale of the Warrant Shares by the Holder (such terms as defined in the Warrants), the Company and each Purchaser hereby agree that such Purchaser shall exercise in full the Warrant held by it pursuant to the cashless exercise provisions of
Section 2(c) of the Warrant at an exercise price of $0.05 per share upon the first closing of the Lacuna Transaction. Each Purchaser shall deliver the original Warrant(s) held by such Purchaser with an executed Notice of Exercise in the form attached to the Warrant to the Company upon such first closing. The Company, at its expense, shall cause its legal counsel to provide a Rule 144 opinion letter to the Company's transfer agent with respect to the Warrant Shares issued upon exercise of the Warrant held by such Purchaser, if so requested by the transfer agent.

         4. Rights Agreement. The Purchasers acknowledge and agree that (i) the Rights Agreement shall terminate in its entirety upon the first closing of the Lacuna Transaction and (ii) the Company intends to terminate the Registration Statements (as defined in the Rights Agreement) on or about November 30, 2007.

         5. Restructuring Fee. Upon execution of this Agreement by the parties hereto, the Company shall pay the Purchasers, or their designee, a restructuring fee in the amount of eighty five thousand dollars ($85,000).

         6. Effective Date of the Agreement. This Agreement shall be effective when executed by the Company and the Purchasers.

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

         7. No Other Waiver or Amendment. This Agreement shall not be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement of the Purchase Agreement, the Debentures or the Rights Agreement. Except as expressly stated in this Agreement, all of the terms and conditions of the Purchase Agreement, the Debentures and the Rights Agreement shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.

         8. Interpretation. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed pursuant to the terms of the Purchase Agreement.

         9. Reference to the Purchase Agreement and the Debentures. On and after the effective date of this Agreement, each reference in the Purchase Agreement or the Debentures to "the Agreement," this Agreement," "the Debenture," this "Debenture," "hereunder" and "hereof" or words of like import shall refer to the Purchase Agreement or the Debentures, as applicable, as amended by this Agreement. The Purchase Agreement and the Debentures, as amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         10. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         12. No Joint Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein or in this Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement.


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

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       COMPANY:

                                       INTRAOP MEDICAL CORPORATION

                                       By: /s/ Donald A. Goer
                                           -------------------------------------
                                           Name: Donald A. Goer
                                           Title: President and CEO


                                       PURCHASERS:

                                       REGENMACHER HOLDINGS, LTD.

                                       By: /s/ Jonathan P. Knight
                                           -------------------------------------
                                           Name: Jonathan P. Knight
                                           Title: As Agent

                                       ABS-SOS PLUS PARTNERS, LTD.

                                       By: /s/  Jonathan P. Knight
                                           -------------------------------------
                                           Name: Jonathan P. Knight
                                           Title: As Agent

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